INDEMNIFICATION AGREEMENT

This Agreement, effective ________________, between Questar Corporation, a Utah corporation (the “Company”), and _______________ (the “Director”).
WHEREAS, the Director has agreed to serve as a director of the Company and in that capacity will perform a valuable service for the Company;
WHEREAS, both the Company and the Director recognize the increased risk of litigation and other claims being asserted against directors of public companies in today’s business environment;
WHEREAS, the Bylaws of the Company require the Company to indemnify its directors and the Director has agreed to serve as a director of the Company in part in reliance on such Bylaws;
WHEREAS, costs, limits in coverage and availability of directors’ and officers’ liability insurance policies and developments in the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and have increased the difficulty of attracting and retaining qualified persons to serve as directors;
WHEREAS, to provide the Director with protection against personal liability, to enhance the Director’s service to the Company in an effective manner, and to provide the Director with specific contractual assurance that the protection promised by the Bylaws will be available to the Director (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Director to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, and intending to be legally bound hereby, the Company and the Director do hereby agree as follows:
1.    Definitions. As used in this Agreement:
(a)    The term “Proceeding” shall include any threatened, pending or completed claim, action, suit or proceeding or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, whether of a formal or informal nature, and in which the Director was, is, or is threatened to be involved as a party or otherwise, by reason of the fact that he is or was a Director of the Company or any of its affiliates; or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; or by reason of any action taken by him or any inaction on his part while acting in any such capacity, in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
(b)    The term “Expense” shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, judgments, fines and penalties, amounts paid in settlement by the Director, attorneys’ fees (including fees and expenses of counsel selected by the Director) and disbursements, and any expenses of establishing a right to indemnification under Paragraph 6 hereof.
2.    Indemnification. The Company shall indemnify the Director against all Expenses actually and reasonably incurred by him in connection with any Proceeding, except to the extent set forth in Paragraph 3 below and in accordance with the provisions specified in this Agreement. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, of itself, create a presumption that the

Director did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, that the Director had reasonable cause to believe that his conduct was unlawful.
3.    Exclusions. No indemnification for Expenses shall be made under this Agreement (a) on account of any suit in which a final judgment is rendered against the Director for an accounting of profits made from the purchase or sale by him of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the”1934 Act”), or similar provisions of any federal, state, or local law or on account of any suit in which a final judgment is rendered against the Director for violation of Section 10(b) or Rule 10b(5) of the 1934 Act or similar provisions of any federal, state, or local law; (b) on account of the Director’s conduct that is finally adjudged by a court to have constituted intentional fraud, recklessness, or willful misconduct; (c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; (d) to the extent that the Director has voluntarily become a party to any Proceeding without the written consent of the Company; (e) to the extent that the Director has been reimbursed by insurance; (f) in connection with a proceeding by or in the right of the Company in which the Director was adjudged liable to the Company; or (g) in connection with any proceeding in which the Director was adjudged liable to the Company on the basis of receiving an improper benefit.
4.    Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including dismissal without prejudice, the Director shall be indemnified against all Expenses incurred in connection therewith (except Expenses for which the Director has been reimbursed by insurance).

12.    Savings Clause. If this Agreement or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Director as to any Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.
13.    Contribution. If the full indemnification provided in Paragraph 2 may not be paid to the Director because such indemnification is prohibited by law, then in respect of any actual or threatened Proceeding in which the Company is jointly liable with the Director (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses incurred by the Director for which indemnification is not available in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Director on the other hand from the transaction from which such proceeding arose and (b) the relative fault of the Company and the Director, as well as any other relevant equitable considerations. The relative fault of the Company, which shall be deemed to include its other directors, officers and employees, on the one hand, and of the Director, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by any method of allocation that does not take account of the foregoing equitable considerations.
14.    Notice and Information. The Director, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company prompt notice in writing of any claim for which indemnity will or could be sought under this Agreement. Notice to the Company for this or any other purpose under this Agreement shall be directed to Questar Corporation, 180 East 100 South, P. O. Box 45433, Salt Lake City, Utah 84145-0433, Attention: Keith O. Rattie (or such other address as the Company shall designate in writing to the Director). Any notice to the Director shall be given at such address as he shall designate in writing to the Company. Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail properly addressed.
In addition, the Director shall give the Company such information and cooperation as it may reasonably require and as shall be within the Director’s power.
15.    Effective Date. The Company’s indemnity obligations hereunder shall be applicable to any and all claims made after the effective date of this Agreement regardless of when the facts upon which such claims are based occurred.
16.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.
17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.
18.    Continuing Effect. This Agreement shall be binding upon the Director and upon the Company, their successors and assigns, and shall inure to the benefit of the Director’s heirs, personal representatives, executors, assigns and estate and to the benefit of the Company, its successors and assigns. The indemnification under this Agreement shall continue as to the Director even though he may have ceased to be a Director.
19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to be part of this Agreement as to affect the construction hereof.
20.    Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Director and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of ____________________.

Attest:                        QUESTAR CORPORATION

By                             By
Thomas C. Jepperson                    Ronald W. Jibson
Corporate Secretary                    President and Chief Executive Officer

THE DIRECTOR